UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2009, Lincare Holdings Inc. issued a press release announcing the execution of amended employment agreements with John P. Byrnes, the Company’s Chief Executive Officer, Shawn S. Schabel, the Company’s President and Chief Operating Officer and Paul G. Gabos, the Company’s Chief Financial Officer. Copies of the company’s press release and the related amended employment agreements, restricted stock agreements and stock option agreements are attached hereto as Exhibits 99.1, 10.1 through 10.9 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Amended Employment Agreement between Lincare Holdings Inc. and John P. Byrnes dated October 1, 2009

10.2	Third Amended Employment Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated October 1, 2009

10.3	Third Amended Employment Agreement between Lincare Holdings Inc. and Paul G. Gabos dated October 1, 2009

10.4	Restricted Stock Agreement between Lincare Holdings Inc. and John P. Byrnes dated October 1, 2009

10.5	Restricted Stock Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated October 1, 2009

10.6	Restricted Stock Agreement between Lincare Holdings Inc. and Paul G. Gabos dated October 1, 2009

10.7	Non-Qualified Stock Option Agreement between Lincare Holdings Inc. and John P. Byrnes dated October 1, 2009

10.8	Non-Qualified Stock Option Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated October 1, 2009

10.9	Non-Qualified Stock Option Agreement between Lincare Holdings Inc. and Paul G. Gabos dated October 1, 2009

99.1	Press Release of Lincare Holdings Inc., dated October 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/S/ PAUL G. GABOS
Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

October 5, 2009